Exhibit 99.1

THE CHILDREN’S PLACE APPOINTS
SHEAMUS TOAL AS SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

SECAUCUS, New Jersey – October 24, 2022 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced the appointment of Sheamus Toal as Senior Vice President and Chief Financial Officer, effective November 7, 2022.  He will report to Jane Elfers, President and Chief Executive Officer.  As Chief Financial Officer, Mr. Toal will oversee finance, accounting, financial planning & analysis, tax, treasury, investor relations and internal audit.  He will also oversee enterprise risk management, real estate, legal and ESG matters.

Ms. Elfers said, “Sheamus has more than 25 years of financial and operational management experience with a proven track record of success. Sheamus brings a wealth of public company specialty retail experience and is respected as a highly collaborative business partner. On behalf of the entire senior leadership team, I am thrilled to welcome Sheamus to The Children’s Place.”

Mr. Toal, 53, was most recently the Executive Vice President and Chief Financial Officer at Saatva, Inc., a high growth digital e-commerce retailer.  Previously, Mr. Toal spent over 16 years with New York & Company where he held several senior level finance and operational positions as Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer and Treasurer, culminating in his role as Chief Executive Officer from 2020 to 2021, during which time he led the company through the COVID-19 pandemic.  He began his career in finance and accounting in positions of increasing responsibility with Footstar, Inc. and Standard Motors Products, Inc., and was a Manager with KPMG, LLP.  He graduated Magna Cum Laude with a Bachelor of Science in Accounting from St. John’s University and is a Certified Public Accountant.

Mr. Toal commented, “I very much look forward to partnering with Jane and the talented senior management team that she has assembled.  I am excited to help advance the company’s digital transformation strategy and to drive shareholder value.”

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place”, “Gymboree,” “Sugar & Jade” and now, “PJ Place” brand names. The Company has online stores at www.childrensplace.com, www.gymboree.com, www.sugarandjade.com and www.pjplace.com, and as of July 30, 2022, the Company had 658 stores in the United States, Canada, and Puerto Rico and the Company’s six international franchise partners had 212 international points of distribution in 16 countries.

Forward Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its Annual Report on Form 10-K for the fiscal year ended January 29, 2022. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general (including decreased customer traffic, schools adopting remote and hybrid learning models, closures of businesses and other activities causing decreased demand for our products and negative impacts on our customers’ spending patterns due to decreased income or actual or perceived wealth, and the impact of legislation related to the COVID-19 pandemic, including any changes to such legislation), the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from the COVID-19 pandemic or other disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations (201) 558-2400 ext. 14500

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